Exhibit 99.1

Ponce Financial Group, Inc. Reports Second Quarter 2024 Results

NEW YORK, July 30, 2024 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the second quarter of 2024.

Second Quarter 2024 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $3.1 million, or $0.14 per diluted share for the three months ended June 30, 2024, as compared to net income available to common stockholders of $2.4 million, or $0.11 per diluted share for the three months ended March 31, 2024 and net loss to common stockholders of ($0.1) million, or $0.00 per diluted share for the three months ended June 30, 2023. Net income for the three months ended June 30, 2024, which excludes $0.1 million in dividends on preferred shares, was $3.2 million. The Company began paying dividends on its preferred stock during the quarter ended June 30, 2024, as required by the terms thereof.
•
Included in the $3.1 million of net income available to common stockholders for the second quarter of 2024 results is $38.8 million in interest and dividend income, $2.3 million in non-interest income and $0.4 million in benefit for credit losses, offset by $20.9 million in interest expense, $16.1 million in non-interest expense and $0.1 million in payments and accrued dividends on preferred shares.
•
Net interest income of $17.9 million for the second quarter of 2024 decreased $0.9 million, or 4.88%, from the prior quarter and increased $1.6 million, or 9.96%, from the same quarter last year. As discussed in our prior earnings release, the first quarter of 2024 included a $1.0 million recovery of interest from a previously non-performing loan, which increased net interest income in that period as compared to the current period.
•
Net interest margin was 2.62% for the second quarter of 2024, versus 2.71% for the prior quarter and versus 2.65% for the same quarter last year. A significant driver of the reduction in net interest margin is the aforementioned recovery.

Six Months 2024 Highlights (Compared to 2023):

•
Net income available to common stockholders was $5.5 million, or $0.25 per diluted share for the six months ended June 30, 2024, as compared to net income available to common stockholders of $0.2 million, or $0.01 per diluted share for the six months ended June 30, 2023. Net income for the six months ended June 30, 2024, which excludes $0.1 million in dividends on preferred shares, was $5.6 million.
•
Net interest income for the six months ended June 30, 2024 was $36.7 million, an increase of $5.2 million, or 16.49%, compared to $31.5 million for the six months ended June 30, 2023.
•
Non-interest income for the six months ended June 30, 2024 was $4.0 million, an increase of $0.7 million, or 19.75%, from $3.3 million for the six months ended June 30, 2023.
•
Non-interest expense for the six months ended June 30, 2024 was $33.1 million, a decrease of $0.4 million, or 1.06%, compared to $33.5 million for the six months ended June 30, 2023.
•
Cash and equivalents were $103.2 million as of June 30, 2024, a decrease of $36.0 million, or 25.88%, from December 31, 2023.
•
Securities totaled $555.2 million as of June 30, 2024, a decrease of $26.4 million, or 4.54%, from December 31, 2023 primarily due to regular principal payments.
•
Net loans receivable were $2.02 billion as of June 30, 2024, an increase of $126.3 million, or 6.66%, from December 31, 2023.
•
Deposits were $1.61 billion as of June 30, 2024, an increase of $98.5 million, or 6.53%, from December 31, 2023.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “Despite the challenging operating environment, we continue to make progress both in terms of improving our economic performance as well as serving our communities. We have exceeded our qualified lending targets under ECIP and qualified for a 0.50% preferred dividend rate. Book value per share continues to grow and is now $11.45 (up $0.51 vs last year) and total equity per common share stands at $20.90. We’re also making progress on the expense side and have reduced headcount by 7% year over year. We continue to show strong levels of capital and liquidity. On the capital front, our total capital ratio at Ponce Bank stands at 22.47%, well in excess of regulatory requirements. In terms of liquidity, our liquid assets plus borrowing capacity at the Federal Home Loan Bank of New York ("FHLBNY") stands at $679.9 million, approximately 1.7 times of our uninsured deposits of $401.7 million. We remain committed to the communities we serve and our status as a Minority Depository Institution (“MDI”)/Community Development Financial Institution ("CDFI"), and we continue to invest in our people and in technology to improve our efficiency".

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We continue to grow both loans and deposits while maintaining credit quality. While we see resiliency in our client base, our prudent approach might result in lower growth in the coming quarters as we prioritize sound underwriting practices and balance sheet management over loan growth.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (Annualized):	2024	2024	2023	2023	2023
Return on average assets (1)	0.45%	0.33%	0.08%	0.39%	(0.01%)
Return on average equity (1)	2.59%	1.97%	0.42%	2.11%	(0.07%)
Net interest rate spread (1) (2)	1.72%	1.82%	1.74%	1.68%	1.75%
Net interest margin (1) (3)	2.62%	2.71%	2.66%	2.58%	2.65%
Non-interest expense to average assets (1)	2.28%	2.35%	2.66%	2.58%	2.65%
Efficiency ratio (4)	80.09%	82.56%	96.83%	78.11%	96.15%
Average interest-earning assets to average interest- bearing liabilities	129.73%	129.69%	133.50%	134.49%	137.67%
Average equity to average assets	17.41%	17.00%	18.25%	18.32%	19.21%

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios (Annualized):	2024	2024	2023	2023	2023
Total capital to risk-weighted assets (Bank only)	22.47%	22.79%	23.30%	25.10%	26.30%
Tier 1 capital to risk-weighted assets (Bank only)	21.24%	21.54%	22.05%	23.85%	25.05%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	21.24%	21.54%	22.05%	23.85%	25.05%
Tier 1 capital to average assets (Bank only)	16.70%	16.26%	17.49%	17.51%	17.95%

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality Ratios (Annualized):	2024	2024	2023	2023	2023
Allowance for loan losses as a percentage of total loans	1.18%	1.23%	1.36%	1.51%	1.64%
Allowance for loan losses as a percentage of nonperforming loans	130.28%	140.90%	152.99%	169.49%	167.06%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.10%)	(0.25%)	(0.24%)	(0.34%)	(0.41%)
Non-performing loans as a percentage of total gross loans	0.89%	0.87%	0.89%	0.89%	0.98%
Non-performing loans as a percentage of total assets	0.65%	0.62%	0.62%	0.62%	0.63%
Total non-performing assets as a percentage of total assets	0.65%	0.62%	0.62%	0.62%	0.63%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.82%	0.79%	0.81%	0.82%	0.83%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Summary of Results of Operations

Net income for the three months ended June 30, 2024 was $3.2 million compared to net income of $2.4 million for the three months ended March 31, 2024 and net loss of $0.1 million for the three months ended June 30, 2023.

The increase of net income for the three months ended June 30, 2024 compared to the three months ended March 31, 2024 was attributed mainly to a decrease in non-interest expense, an increase in non-interest income, a decrease in provision for income taxes and an increase in benefit for credit losses, partially offset by a decrease in net interest income.

The increase of net income for the three months ended June 30, 2024 compared to the three months ended June 30, 2023 was largely due to increases in net interest income, an increase to benefit for credit losses, a decrease in non-interest expense and an increase in non-interest income, partially offset by an increase in provision for income taxes.

Net income for the six months ended June 30, 2024 was $5.6 million compared to a net income of $0.2 million for the six months ended June 30, 2023. The increase in net income was attributable to increases in net interest income, benefit for credit losses and non-interest income and a decrease in non-interest expense, partially offset by an increase in provision for income taxes.

Net Interest Income and Net Margin

Net interest income for the three months ended June 30, 2024, decreased $0.9 million, or 4.88%, to $17.9 million compared to $18.8 million for the three months ended March 31, 2024 and increased $1.6 million, or 9.96%, compared to $16.3 million for the three months ended June 30, 2023. As discussed in our prior earnings release, the first quarter of 2024 included a $1.0 million recovery of interest from a previously non-performing loan, which increased net interest income in that period as compared to the current period.

Net interest income for the six months ended June 30, 2024, increased $5.2 million, or 16.49%, to $36.7 million, compared to $31.5 million for the six months ended June 30, 2023.

For the six months ended June 30, 2024, benefit for credit losses amounted to $0.6 million consisting of a benefit for credit losses on loans in the amount of $0.4 million and a release in the provision for credit losses on held-to-maturity securities in the amount of $0.2 million. The $0.4 million benefit for credit losses on loans for the six months ended June 30, 2024 resulted from a benefit of $1.5 million related to micro loans offset by a provision of $1.1 million related to non-micro loans.

Net interest margin was 2.62% for the three months ended June 30, 2024 compared to 2.71% for the prior quarter, a decrease of 9bps and 2.65% for the same period last year, a decrease of 3bps.

Net interest margin was 2.67% for the six months ended June 30, 2024 compared to 2.71% for the six months ended June 30, 2023, a decrease of 4bps.

Non-interest Income

Non-interest income for the three months ended June 30, 2024, was $2.3 million, an increase of $0.6 million, or 32.28%, compared to $1.7 million the three months ended March 31, 2024 and an increase of $0.8 million, or 51.34%, compared to $1.5 million the three months ended June 30, 2023.

The $0.6 million increase in non-interest income for the three months ended June 30, 2024 compared to the three months ended March 31, 2024 was largely attributable to an increase of $0.5 million in other non-interest income related to the mark to market adjustments on a private equity fund and $0.1 million in late and prepayment charges.

The $0.8 million increase in non-interest income for the three months ended June 30, 2024 compared to the three months ended June 30, 2023 was largely attributable to increases of $0.5 million in other non-interest income related to the mark to market adjustments on a private equity fund, $0.2 million in income on sale of mortgage loans and $0.1 million in late and prepayment charges.

Non-interest income for the six months ended June 30, 2024, was $4.0 million, an increase of $0.7 million, or 19.75%, compared to $3.3 million for the six months ended June 30, 2023. The increase was largely attributable to increases of $0.6 million in other non-interest income and $0.4 million in income on sale of mortgage loans, partially offset by a decrease of $0.3 million in late and prepayment charges.

Non-interest Expense

Non-interest expense for the three months ended June 30, 2024, was $16.1 million, a decrease of $0.8 million, or 4.74%, compared to $17.0 million for the three months ended March 31, 2024 and a decrease of $0.9 million, or 5.51%, compared to $17.1 million for the three months ended June 30, 2023.

The $0.8 million decrease from the three months ended March 31, 2024 was mainly attributable to decreases of $0.7 million in provision for contingencies, $0.4 million in professional fees, $0.1 million in compensation and benefits, $0.1 million in occupancy and equipment and $0.1 million in data processing, partially offset by an increase of $0.6 million in other operating expense.

The $0.9 million decrease from the three months ended June 30, 2023 was mainly attributable to decreases of $1.0 million in provision for contingencies, $0.5 million in professional fees, $0.3 million in office supplies, telephone and postage, $0.2 million in occupancy and equipment, $0.2 million in data processing expenses and $0.1 million in marketing and promotional expenses, partially offset by increases of $0.4 million in other operating expense, $0.3 million in direct loan expenses and $0.3 million in compensation and benefits and a decrease of $0.3 million in Grain recoveries.

Non-interest expense for the six months ended June 30, 2024, was $33.1 million, a decrease of $0.4 million, or 1.06%, compared to $33.5 million for the six months ended June 30, 2023. The $0.4 million decrease from the six months ended June 30, 2023 was mainly attributable to decreases of $1.8 million in provision for contingencies, $0.4 million in office supplies, telephone and postage, $0.3 million in professional fees, $0.3 million in data processing expenses, $0.2 million in marketing and promotional expenses and $0.1 million in occupancy and equipment, partially offset by a decrease of $1.1 million in Grain recoveries, and increases of $0.7 million in compensation and benefits and $0.6 million in direct loan expenses.

Balance Sheet Summary

Total assets increased $91.3 million, or 3.32%, to $2.84 billion as of June 30, 2024 from $2.75 billion as of December 31, 2023. The increase in total assets is largely attributable to increases of $126.3 million in net loans receivable, $27.8 million in mortgage loans held for sale and $4.6 million in Federal Home Loan Bank of New York stock, partially offset by decreases of $36.0 million in cash and cash equivalents, $19.6 million in held-to-maturity securities, $6.8 million in available-for-sale securities, $3.2 million in other assets, $1.2 million in deferred tax assets and $0.6 million in accrued interest receivable.

Total liabilities increased $85.0 million, or 3.76%, to $2.34 billion as of June 30, 2024 from $2.26 billion as of December 31, 2023. The increase in total liabilities was largely attributable to an increase of $98.5 million in deposits, partially offset by decreases of $5.1 million in accrued interest payable, $4.0 million in borrowings, $3.5 million in other liabilities and $0.8 million in operating lease liabilities.

Total stockholders’ equity increased $6.3 million, or 1.27%, to $497.7 million as of June 30, 2024, from $491.4 million as of December 31, 2023. This increase in stockholders’ equity was largely attributable to $5.5 million in net income available to common stockholders, $1.0 million impact to additional paid in capital as a result of share-based compensation and $0.6 million from release of ESOP shares, offset by $0.9 million in other comprehensive loss.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks:
Cash	$23,128	$29,972	$28,930	$26,046	$31,162
Interest-bearing deposits	80,038	104,752	110,260	90,966	212,627
Total cash and cash equivalents	103,166	134,724	139,190	117,012	243,789
Available-for-sale securities, at fair value	113,125	116,044	119,902	116,753	123,720
Held-to-maturity securities, at amortized cost	442,113	452,955	461,748	471,065	481,952
Placement with banks	249	249	249	996	996
Mortgage loans held for sale, at fair value	37,764	7,860	9,980	14,103	10,070
Loans receivable, net	2,022,173	1,981,428	1,895,886	1,787,607	1,695,047
Accrued interest receivable	17,441	18,063	18,010	16,624	16,054
Premises and equipment, net	16,976	17,396	16,053	16,453	16,856
Right of use assets	30,349	31,021	31,272	32,110	32,435
Federal Home Loan Bank of New York stock (FHLBNY), at cost	23,972	23,892	19,377	18,870	19,195
Deferred tax assets	13,172	13,919	14,332	15,984	15,924
Other assets	21,507	21,151	24,723	16,286	15,919
Total assets	$2,842,007	$2,818,702	$2,750,722	$2,623,863	$2,671,957
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,606,097	$1,585,784	$1,507,620	$1,401,132	$1,442,013
Operating lease liabilities	31,861	32,486	32,684	33,459	33,716
Accrued interest payable	6,820	4,218	11,965	8,385	4,704
Advance payments by borrowers for taxes and insurance	10,838	13,245	10,778	13,743	12,402
Borrowings	680,421	680,421	684,421	675,100	682,100
Other liabilities	8,313	8,866	11,859	6,986	6,540
Total liabilities	2,344,350	2,325,020	2,259,327	2,138,805	2,181,475
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(9,519)	(9,702)	(9,747)	(10,975)	(5,202)
Additional paid-in-capital	207,934	207,584	207,106	207,626	207,287
Retained earnings	102,951	99,834	97,420	96,902	94,312
Accumulated other comprehensive loss	(16,557)	(16,590)	(15,649)	(20,468)	(17,597)
Unearned compensation ─ ESOP	(12,401)	(12,693)	(12,984)	(13,276)	(13,567)
Total stockholders' equity	497,657	493,682	491,395	485,058	490,482
Total liabilities and stockholders' equity	$2,842,007	$2,818,702	$2,750,722	$2,623,863	$2,671,957

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Interest and dividend income:
Interest on loans receivable	$31,281	$30,664	$27,814	$25,276	$23,015
Interest on deposits due from banks	1,542	2,911	990	1,969	1,817
Interest and dividend on securities and FHLBNY stock	5,969	6,091	6,146	6,261	6,223
Total interest and dividend income	38,792	39,666	34,950	33,506	31,055
Interest expense:
Interest on certificates of deposit	6,358	6,380	5,103	4,362	3,881
Interest on other deposits	7,389	6,540	5,706	5,639	4,413
Interest on borrowings	7,141	7,923	6,944	6,963	6,479
Total interest expense	20,888	20,843	17,753	16,964	14,773
Net interest income	17,904	18,823	17,197	16,542	16,282
(Benefit) provision for credit losses	(374)	(180)	(375)	535	987
Net interest income after (benefit) provision for credit losses	18,278	19,003	17,572	16,007	15,295
Non-interest income:
Service charges and fees	492	473	498	516	481
Brokerage commissions	9	8	13	17	35
Late and prepayment charges	426	359	365	899	372
Income on sale of mortgage loans	274	302	244	173	82
Grant income	—	—	438	3,718	—
Other	1,057	565	(273)	304	522
Total non-interest income	2,258	1,707	1,285	5,627	1,492
Non-interest expense:
Compensation and benefits	7,724	7,844	8,262	7,566	7,425
Occupancy and equipment	3,564	3,667	3,686	3,588	3,724
Data processing expenses	1,013	1,127	1,101	1,582	1,208
Direct loan expenses	633	732	497	369	345
(Benefit) provision for contingencies	(493)	164	418	391	517
Insurance and surety bond premiums	263	253	250	255	248
Office supplies, telephone and postage	233	249	294	301	489
Professional fees	1,369	1,723	2,040	1,693	1,904
Grain recoveries	(65)	(53)	(152)	(69)	(346)
Marketing and promotional expenses	145	100	146	248	303
Directors fees and regulatory assessment	176	179	173	169	160
Other operating expenses	1,585	965	1,182	1,223	1,112
Total non-interest expense	16,147	16,950	17,897	17,316	17,089
Income (loss) before income taxes	4,389	3,760	960	4,318	(302)
Provision (benefit) for income taxes	1,197	1,346	442	1,728	(215)
Net income (loss)	$3,192	$2,414	$518	$2,590	$(87)
Dividends on preferred shares	75	—	—	—	—
Net income (loss) available to common stockholders	$3,117	$2,414	$518	$2,590	$(87)
Earnings per common share:
Basic	$0.14	$0.11	$0.02	$0.12	$(0.00)
Diluted	$0.14	$0.11	$0.02	$0.12	$(0.00)
Weighted average common shares outstanding:
Basic	22,409,803	22,353,492	22,224,945	22,272,076	23,208,168
Diluted	22,419,309	22,366,728	22,406,102	22,349,217	23,208,168

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2024	2023	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$61,945	$42,715	$19,230	45.02%
Interest on deposits due from banks	4,453	2,014	2,439	121.10%
Interest and dividend on securities and FHLBNY stock	12,060	12,682	(622)	(4.90%)
Total interest and dividend income	78,458	57,411	21,047	36.66%
Interest expense:
Interest on certificates of deposit	12,738	7,106	5,632	79.26%
Interest on other deposits	13,929	7,225	6,704	92.79%
Interest on borrowings	15,064	11,553	3,511	30.39%
Total interest expense	41,731	25,884	15,847	61.22%
Net interest income	36,727	31,527	5,200	16.49%
(Benefit) provision for credit losses	(554)	813	(1,367)	(168.14%)
Net interest income after benefit for credit losses	37,281	30,714	6,567	21.38%
Non-interest income:
Service charges and fees	965	972	(7)	(0.72%)
Brokerage commissions	17	50	(33)	(66.00%)
Late and prepayment charges	785	1,101	(316)	(28.70%)
Income on sale of mortgage loans	576	181	395	218.23%
Other	1,622	1,007	615	61.07%
Total non-interest income	3,965	3,311	654	19.75%
Non-interest expense:
Compensation and benefits	15,568	14,871	697	4.69%
Occupancy and equipment	7,231	7,294	(63)	(0.86%)
Data processing expenses	2,140	2,400	(260)	(10.83%)
Direct loan expenses	1,365	757	608	80.32%
(Benefit) provision for contingencies	(329)	1,502	(1,831)	(121.90%)
Insurance and surety bond premiums	516	513	3	0.58%
Office supplies, telephone and postage	482	888	(406)	(45.72%)
Professional fees	3,092	3,359	(267)	(7.95%)
Grain recoveries	(118)	(1,260)	1,142	(90.63%)
Marketing and promotional expenses	245	431	(186)	(43.16%)
Directors fees and regulatory assessment	355	315	40	12.70%
Other operating expenses	2,550	2,380	170	7.14%
Total non-interest expense	33,097	33,450	(353)	(1.06%)
Income before income taxes	8,149	575	7,574	1,317.22%
Provision for income taxes	2,543	331	2,212	668.28%
Net income	$5,606	$244	$5,362	2,197.54%
Dividends on preferred shares	75	—	75
Net income available to common stockholders	$5,531	$244	$5,287	2,166.80%
Earnings per common share:
Basic	$0.25	$0.01	$0.24	2,254.79%
Diluted	$0.25	$0.01	$0.24	2,256.11%
Weighted average common shares outstanding:
Basic	22,381,647	23,250,357	(868,710)	(3.74%)
Diluted	22,393,018	23,275,201	(882,183)	(3.79%)

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Performance Ratios:
Return on average assets (1)	0.45%	0.33%	0.08%	0.39%	(0.01%)
Return on average equity (1)	2.59%	1.97%	0.42%	2.11%	(0.07%)
Net interest rate spread (1) (2)	1.72%	1.82%	1.74%	1.68%	1.75%
Net interest margin (1) (3)	2.62%	2.71%	2.66%	2.58%	2.65%
Non-interest expense to average assets (1)	2.28%	2.35%	2.66%	2.58%	2.65%
Efficiency ratio (4)	80.09%	82.56%	96.83%	78.11%	96.15%
Average interest-earning assets to average interest- bearing liabilities	129.73%	129.69%	133.50%	134.49%	137.67%
Average equity to average assets	17.41%	17.00%	18.25%	18.32%	19.21%
Capital Ratios:
Total capital to risk-weighted assets (Bank only)	22.47%	22.79%	23.30%	25.10%	26.30%
Tier 1 capital to risk-weighted assets (Bank only)	21.24%	21.54%	22.05%	23.85%	25.05%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	21.24%	21.54%	22.05%	23.85%	25.05%
Tier 1 capital to average assets (Bank only)	16.70%	16.26%	17.49%	17.51%	17.95%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.18%	1.23%	1.36%	1.51%	1.64%
Allowance for credit losses on loans as a percentage of nonperforming loans	130.28%	140.90%	152.99%	169.49%	167.06%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.10%)	(0.25%)	(0.24%)	(0.34%)	(0.41%)
Non-performing loans as a percentage of total gross loans	0.89%	0.87%	0.89%	0.89%	0.98%
Non-performing loans as a percentage of total assets	0.65%	0.62%	0.62%	0.62%	0.63%
Total non-performing assets as a percentage of total assets	0.65%	0.62%	0.62%	0.62%	0.63%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.82%	0.79%	0.81%	0.82%	0.83%
Other:
Number of offices	18	18	18	19	19
Number of full-time equivalent employees	227	233	237	243	244

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and non-interest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	June 30, 2024				December 31, 2023
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,992	$—	$(196)	$2,796	$2,990	$—	$(206)	$2,784
Corporate Bonds	25,773	—	(1,859)	23,914	25,790	—	(2,122)	23,668
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	36,886	—	(6,280)	30,606	39,375	—	(6,227)	33,148
FHLMC Certificates	9,611	—	(1,523)	8,088	10,163	—	(1,482)	8,681
FNMA Certificates	58,797	—	(11,174)	47,623	61,359	—	(9,842)	51,517
GNMA Certificates	99	—	(1)	98	104	—	—	104
Total available-for-sale securities	$134,158	$—	$(21,033)	$113,125	$139,781	$—	$(19,879)	$119,902

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(253)	$24,747	$25,000	$—	$(181)	$24,819
Corporate Bonds	82,500	—	(2,230)	80,270	82,500	—	(2,691)	79,809
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	200,684	—	(8,533)	192,151	212,093	104	(5,170)	207,027
FHLMC Certificates	3,664	—	(274)	3,390	3,897	—	(244)	3,653
FNMA Certificates	112,925	—	(5,565)	107,360	118,944	—	(4,088)	114,856
SBA Certificates	17,558	169	—	17,727	19,712	166	—	19,878
Allowance for Credit Losses	(218)	—	—	—	(398)	—	—	—
Total held-to-maturity securities	$442,113	$169	$(16,855)	$425,645	$461,748	$270	$(12,374)	$450,042

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	For the Six	For the
	Months Ended	Year Ended
	June 30, 2024	December 31, 2023
Allowance for credit losses on securities at beginning of the period	$398	$—
CECL adoption	—	662
Benefit for credit losses	(180)	(264)
Allowance for credit losses on securities at end of the period	$218	$398

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2024		2024		2023		2023		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$337,292	16.49%	$339,331	16.92%	$343,689	17.89%	$347,082	19.13%	$351,754	20.43%
Owner-Occupied	147,485	7.21%	150,842	7.52%	152,311	7.93%	151,866	8.37%	154,116	8.94%
Multifamily residential	545,323	26.66%	545,825	27.22%	550,559	28.65%	553,694	30.52%	550,033	31.94%
Nonresidential properties	337,583	16.51%	327,350	16.32%	342,343	17.81%	321,472	17.71%	317,416	18.43%
Construction and land	641,879	31.39%	608,665	30.35%	503,925	26.22%	411,383	22.67%	315,843	18.34%
Total mortgage loans	2,009,562	98.26%	1,972,013	98.33%	1,892,827	98.50%	1,785,497	98.40%	1,689,162	98.08%
Non-mortgage loans:
Business loans	30,222	1.48%	26,664	1.33%	19,779	1.03%	18,416	1.02%	21,041	1.22%
Consumer loans (1)	5,305	0.26%	6,741	0.34%	8,966	0.47%	10,416	0.58%	11,958	0.70%
Total non-mortgage loans	35,527	1.74%	33,405	1.67%	28,745	1.50%	28,832	1.60%	32,999	1.92%
Total loans, gross	2,045,089	100.00%	2,005,418	100.00%	1,921,572	100.00%	1,814,329	100.00%	1,722,161	100.00%
Net deferred loan origination costs	1,145		674		468		692		1,059
Allowance for credit losses on loans	(24,061)		(24,664)		(26,154)		(27,414)		(28,173)
Loans, net	$2,022,173		$1,981,428		$1,895,886		$1,787,607		$1,695,047

(1)
As of June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, consumer loans include $4.3 million, $5.7 million, $8.0 million, $9.3 million and $11.2 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of June 30, 2024
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-June 30, 2024)	$23,986
Write-downs, net of recoveries (inception-to-date as of June 30, 2024)	(15,341)
Cash receipts from Grain (inception-to-June 30, 2024)	(6,819)
Grant/reserve	(1,826)
Net receivable as of June 30, 2024	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of June 30, 2024	$4,277
Allowance for credit losses on loans as of June 30, 2024 (1)	(3,623)
Microloans, net of allowance for credit losses on loans as of June 30, 2024	$654
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of June 30, 2024	—
Total exposure related to Grain as of June 30, 2024 (2)	$654

(1) Excludes $1.6 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

(2) Total remaining exposure to Grain borrowers. These loans are now serviced by the Bank.

On November 1, 2023, Ponce Financial Group, Inc. and Grain signed a Perpetual Software License Agreement in order for the Bank to assume the servicing of the remaining Grain loans. In order to facilitate the transfer of the servicing responsibilities to the Bank, Grain granted the Bank a perpetual right and license to use the Grain software, including the source code to service the remaining loans.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$24,664	$26,154	$27,414	$28,173	$28,975
(Benefit) provision for credit losses on loans	(120)	(255)	(126)	750	934
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	(52)	(63)	—	—
Consumer	(747)	(1,302)	(1,135)	(1,592)	(1,931)
Total charge-offs	(747)	(1,354)	(1,198)	(1,592)	(1,931)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	7	1	—	3	—
Consumer	257	118	64	80	195
Total recoveries	264	119	64	83	195
Net (charge-offs) recoveries	(483)	(1,235)	(1,134)	(1,509)	(1,736)
Allowance for credit losses on loans at end of the period	$24,061	$24,664	$26,154	$27,414	$28,173

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2024		2024		2023		2023		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$178,125	11.09%	$191,541	12.07%	$185,151	12.28%	$214,326	15.30%	$225,106	15.61%
Interest-bearing deposits:
NOW/IOLA accounts (1)	81,178	5.05%	73,202	4.62%	77,909	5.17%	74,055	5.29%	64,193	4.45%
Money market accounts (2)	502,255	31.27%	482,344	30.42%	432,735	28.70%	370,500	26.44%	387,970	26.91%
Reciprocal deposits	109,945	6.85%	97,718	6.16%	96,860	6.42%	82,670	5.90%	100,919	7.00%
Savings accounts	109,694	6.83%	112,713	7.11%	114,139	7.57%	117,870	8.41%	119,635	8.30%
Total NOW, money market, reciprocal and savings accounts	803,072	50.00%	765,977	48.31%	721,643	47.86%	645,095	46.04%	672,717	46.66%
Certificates of deposit of $250K or more (2)	156,224	9.73%	146,296	9.23%	132,153	8.77%	122,353	8.73%	120,043	8.32%
Brokered certificates of deposit (3)	94,614	5.89%	94,689	5.97%	98,729	6.55%	98,729	7.05%	98,729	6.85%
Listing service deposits (3)	9,361	0.58%	12,688	0.80%	14,433	0.96%	15,180	1.08%	20,258	1.40%
All other certificates of deposit less than $250K (2)	364,701	22.71%	374,593	23.62%	355,511	23.58%	305,449	21.80%	305,160	21.16%
Total certificates of deposit	624,900	38.91%	628,266	39.62%	600,826	39.86%	541,711	38.66%	544,190	37.73%
Total interest-bearing deposits	1,427,972	88.91%	1,394,243	87.93%	1,322,469	87.72%	1,186,806	84.70%	1,216,907	84.39%
Total deposits	$1,606,097	100.00%	$1,585,784	100.00%	$1,507,620	100.00%	$1,401,132	100.00%	$1,442,013	100.00%
(1)
As of December 31, 2023, September 30, 2023 and June 30, 2023, $58.2 million, $51.5 million and $41.4 million, respectively, were reclassified from demand to NOW/IOLA accounts.
(2)
As of June 30, 2023, $150.6 million of Raisin deposits were reclassified from money market accounts to certificates of deposits. $36.4 million were reclassified to Certificates of deposits of $250K or more and $114.2 million were reclassified to certificates of deposit less than $250K.
(3)
As of June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, there were $1.5 million, $1.5 million, $0.3 million, $0.3 million and $3.3 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	June 30,			December 31,
	2024			2023
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Term advances ending:
2024	$109,321	$109,321	4.69%	$363,321	$363,321	4.55%
2025	250,000	250,000	4.69	50,000	50,000	4.41
2026	50,000	50,000	4.83	—	—	—
2027	212,000	212,000	3.44	212,000	212,000	3.44
2028	9,100	9,100	3.84	9,100	9,100	3.84
Thereafter	50,000	50,000	3.35	50,000	50,000	3.35
	$680,421	$680,421	4.20%	$684,421	$684,421	4.10%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$436	$399	$793	$396	$296
Owner occupied	1,423	1,426	1,682	1,685	2,363
Multifamily residential	5,754	4,098	2,979	1,444	1,435
Nonresidential properties	828	441	—	—	—
Construction and land	8,907	10,277	10,759	11,721	11,721
Non-mortgage loans:
Business	396	146	165	209	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$17,744	$16,787	$16,378	$15,455	$15,815

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$277	$270	$270	$270	$209
Owner occupied	448	447	447	449	840
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	725	717	717	719	1,049
Total non-accrual loans (2)	$18,469	$17,504	$17,095	$16,174	$16,864

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,830	$1,850	$2,112	$2,131	$2,161
Owner occupied	2,171	2,288	2,313	2,335	2,353
Multifamily residential	—	—	—	—	—
Nonresidential properties	707	748	757	765	783
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,708	$4,886	$5,182	$5,231	$5,297
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$23,177	$22,390	$22,277	$21,405	$22,161
Total non-performing loans to total gross loans	0.89%	0.87%	0.89%	0.89%	0.98%
Total non-performing assets to total assets	0.65%	0.62%	0.62%	0.62%	0.63%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (1)	0.82%	0.79%	0.81%	0.82%	0.83%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,040,149	$31,281	6.17%	$1,683,117	$23,015	5.48%
Securities (3)	562,560	5,486	3.92%	614,598	5,731	3.74%
Other (4) (5)	141,368	2,025	5.76%	164,509	2,309	5.63%
Total interest-earning assets	2,744,077	38,792	5.69%	2,462,224	31,055	5.06%
Non-interest-earning assets (5)	105,774			121,169
Total assets	$2,849,851			$2,583,393
Interest-bearing liabilities:
NOW/IOLA (6) (7)	$72,932	$151	0.83%	$66,314	$305	1.84%
Money market (7) (8)	599,209	7,209	4.84%	408,329	4,077	4.00%
Savings	111,859	27	0.10%	122,802	29	0.09%
Certificates of deposit (8)	635,850	6,358	4.02%	524,445	3,881	2.97%
Total deposits	1,419,850	13,745	3.89%	1,121,890	8,292	2.96%
Advance payments by borrowers	14,948	2	0.05%	16,967	2	0.05%
Borrowings	680,421	7,141	4.22%	649,652	6,479	4.00%
Total interest-bearing liabilities	2,115,219	20,888	3.97%	1,788,509	14,773	3.31%
Non-interest-bearing liabilities:
Non-interest-bearing demand (6)	188,920	—		255,673	—
Other non-interest-bearing liabilities	49,437	—		42,906	—
Total non-interest-bearing liabilities	238,357	—		298,579	—
Total liabilities	2,353,576	20,888		2,087,088	14,773
Total equity	496,275			496,305
Total liabilities and total equity	$2,849,851		3.97%	$2,583,393		3.31%
Net interest income		$17,904			$16,282
Net interest rate spread (9)			1.72%			1.75%
Net interest-earning assets (10)	$628,858			$673,715
Net interest margin (11)			2.62%			2.65%
Average interest-earning assets to interest-bearing liabilities			129.73%			137.67%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
FRBNY demand deposits for prior period have been reclassified for consistency.
(6)
Includes reclassification of $44.0 million average outstanding balances from non-interest bearing demand to NOW/IOLA for the three months ended June 30, 2023.
(7)
Includes $0.3 million of interest expense reclassified from money market to NOW/IOLA for the three months ended June 30, 2023.
(8)
Includes reclassification of $130.7 million average outstanding balances and $1.5 million of interest expenses from money market to certificates of deposit for the three months ended June 30, 2023.
(9)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(10)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(11)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,009,706	$61,945	6.20%	$1,627,939	$42,715	5.29%
Securities (3)	569,397	11,105	3.92%	622,822	11,806	3.82%
Other (4) (5)	189,899	5,408	5.73%	106,812	2,890	5.46%
Total interest-earning assets	2,769,002	78,458	5.70%	2,357,573	57,411	4.91%
Non-interest-earning assets (5)	106,172			122,083
Total assets	$2,875,174			$2,479,656
Interest-bearing liabilities:
NOW/IOLA (6) (7)	$77,891	$369	0.95%	$69,024	$993	2.90%
Money market (7) (8)	571,886	13,501	4.75%	361,557	6,168	3.44%
Savings	112,680	55	0.10%	125,823	59	0.09%
Certificates of deposit (8)	632,689	12,738	4.05%	520,420	7,106	2.75%
Total deposits	1,395,146	26,663	3.84%	1,076,824	14,326	2.68%
Advance payments by borrowers	13,917	4	0.06%	14,954	5	0.07%
Borrowings	725,745	15,064	4.17%	587,026	11,553	3.97%
Total interest-bearing liabilities	2,134,808	41,731	3.93%	1,678,804	25,884	3.11%
Non-interest-bearing liabilities:
Non-interest-bearing demand (6)	193,891	—		261,988	—
Other non-interest-bearing liabilities	51,749	—		42,451	—
Total non-interest-bearing liabilities	245,640	—		304,439	—
Total liabilities	2,380,448	41,731		1,983,243	25,884
Total equity	494,726			496,413
Total liabilities and total equity	$2,875,174		3.93%	$2,479,656		3.11%
Net interest income		$36,727			$31,527
Net interest rate spread (9)			1.77%			1.80%
Net interest-earning assets (10)	$634,194			$678,769
Net interest margin (11)			2.67%			2.71%
Average interest-earning assets to
interest-bearing liabilities			129.71%			140.43%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
FRBNY demand deposits for prior period have been reclassified for consistency.
(6)
Includes reclassification of $46.2 million average outstanding balances from non-interest bearing demand to NOW/IOLA for the six months ended June 30, 2023.
(7)
Includes $1.0 million of interest expense reclassified from money market to NOW/IOLA for the six months ended June 30, 2023.
(8)
Includes reclassification of $132.8 million average outstanding balances and $2.8 million of interest expenses from money market to certificates of deposit for the six months ended June 30, 2023.
(9)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(10)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(11)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	1,074,979	1,096,214	1,101,191	1,233,111	617,924
Common shares outstanding at end of period	23,811,732	23,790,497	23,785,520	23,653,600	24,268,787

Book value per common share	$11.45	$11.29	$11.20	$10.99	$10.94
Tangible book value per common share	$11.45	$11.29	$11.20	$10.99	$10.94